Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED TOTAL RETURN GOVERNMENT BOND FUND (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Intermediate Government Fund, Inc., into Federated Total Return Government Bond Fund, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES TITLE DATE

/s/ John F. Donahue February 13, 2014

John F. Donahue Trustee

/s/ J. Christopher Donahue February 13, 2014

J. Christopher Donahue President and Trustee

(Principal Executive Officer)

/s/ Lori A. Hensler February 13, 2014

Lori A. Hensler Treasurer

(Principal Financial Officer)

/s/ John T. Collins February 13, 2014

John. T. Collins Trustee

/s/ Maureen Lally-Green February 13, 2014

Maureen Lally-Green Trustee

/s/ Peter E. Madden February 13, 2014

Peter E. Madden Trustee

Reorganization of Federated Intermediate Government Fund, Inc. into Federated Total Return Government Bond Fund

/s/ Charles F. Mansfield, Jr. February 13, 2014

Charles F. Mansfield, Jr. Trustee

/s/ Thomas M. O’Neill February 13, 2014

Thomas M. O’Neill Trustee

/s/ P. Jerome Richey February 13, 2014

P. Jerome Richey Trustee

/s/ John S. Walsh February 13, 2014

John S. Walsh Trustee